EMPIRE FINANCIAL HOLDING COMPANY

                            1385 WEST STATE ROAD 434
                             LONGWOOD, FLORIDA 32750

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 30, 2003

                             -----------------------

To our Shareholders:

         Our 2003 annual meeting of shareholders will be held at the offices of Greenberg Traurig, P.A. located at 450 South Orange Avenue, Suite 650, Orlando, Florida 32801 on Thursday, October 30, 2003, beginning at 10:00 a.m. Orlando, Florida time. At the meeting, shareholders will vote on the following matters:

         1. Election of four directors to hold office until our 2004 annual meeting of shareholders;

         2. To approve an amended and restated version of our 2000 Stock Option Plan; and

         3.       Any other matters that properly come before the meeting.

         Shareholders of record as of the close of business on September 22, 2003 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

                                         By Order of the Board of Directors


                                         /s/ Kevin M. Gagne

                                         Kevin M. Gagne
                                         Chairman of the Board,
                                         Chief Executive Officer and
                                         Secretary

Longwood, Florida
October 7, 2003

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                            YOUR VOTE IS IMPORTANT.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
About the Meeting.................................................................................................1
         What is the purpose of the Annual Meeting?...............................................................1
         Who is entitled to vote?.................................................................................1
         Who can attend the meeting?..............................................................................1
         What constitutes a quorum?...............................................................................1
         How do I vote?...........................................................................................1
         Can I change my vote after I return my proxy card?.......................................................2
         What are the Board's recommendations?....................................................................2
         What vote is required to approve each item?..............................................................2
         Who pays for the preparation of the proxy?...............................................................2
Stock Ownership...................................................................................................3
         Who are the largest owners of our stock and how much stock do our directors and executive officers own?.............................................................................3
Proposal 1 -- Election of Directors...............................................................................3
Directors.........................................................................................................4
         How are directors compensated?...........................................................................5
         Are there any material legal proceedings to which a director or beneficial owner of more than five percent of our voting securities is a party adverse to us?........................5
         How often did the Board meet during 2002?................................................................5
         What committees have the Board established?..............................................................5
Report of the Audit Committee.....................................................................................6
Management........................................................................................................8
Executive Compensation............................................................................................8
Employment Contracts and Termination of Employment Arrangements...................................................9
Proposal 2-- Adoption of Amendment and Restatement to Our 2000 Stock Option Plan.................................10
         Background and Purpose..................................................................................10
         Summary of Proposed Plan Changes........................................................................11
         Reasons for Changes to the Plan.........................................................................11
         Summary of our 2000 Stock Option Plan, as Amended.......................................................11
         Benefits under the Plan.................................................................................15
Certain Relationships and Related Transactions...................................................................18
Performance Graph................................................................................................19
Independent Public Accountants...................................................................................20
Fees paid to our Independent Auditors............................................................................20
Other Business...................................................................................................20
Shareholder Proposals............................................................................................20

Appendix A - Audit Committee Charter

Appendix B - Amended and Restated 2000 Incentive Compensation Plan

                       2003 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        EMPIRE FINANCIAL HOLDING COMPANY

                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

         This proxy statement contains information related to our annual meeting of shareholders, and any adjournments or postponements thereof, to be held on Thursday, October 30, 2003, beginning at 10:00 a.m. Orlando, Florida time, located at the offices of Greenberg Traurig, P.A. at 450 South Orange Avenue, Suite 650, Orlando, Florida 32801.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the annual meeting, shareholders will vote on the election of directors, the amendment and restatement of our 2000 Stock Option Plan and any other matters that properly come before the meeting. In addition, our management will report on our performance during 2002 and respond to questions from our shareholders.

WHO IS ENTITLED TO VOTE?

         Only shareholders of record at the close of business on the record date, September 22, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on the record date at the meeting or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, September 22, 2003, 5,070,000 shares of our common stock held by 411 shareholders of record were issued and outstanding. Proxies received, but marked as abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, but will not be counted as votes cast "for" or "against" any given matter.

         If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board recommends a vote:

                  o        for the election of the nominated slate of directors.
                           See "Proposal 1 - Election of Directors" (pages 3-5); and

                  o for the amendment and restatement of our 2000 Stock Option Plan. See "Proposal 2 - Adoption of Amendment and Restatement to our 2000 Stock Option Plan" (pages 10-16).

         The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) is required for the election of directors.

         OTHER ITEMS. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) is required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is October 7, 2003. You should review this information in conjunction with our Annual Report to Shareholders for the year ended December 31, 2002, which accompanies this proxy statement. Our principal executive offices are located at 1385 West State Road 434, Longwood, Florida 32750 and our telephone number is (407) 774-1300. A list of shareholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

         We will provide to those persons that make a request in writing (Attn:
Donald A. Wojnowski Jr., President) or by e-mail (don@empirenow.com) free of charge our Annual Report on Form 10-K, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as amended. Our Annual Report on Form 10-K and any amendments thereto are also available on the Securities Exchange Commission website at www.sec.gov by searching the EDGAR database for our filings.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF OUR STOCK AND HOW MUCH STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

         Our voting securities outstanding on September 1, 2003 consisted of 5,070,000 shares of common stock. The following table shows as of September 1, 2003, the amount of voting securities beneficially owned by (i) each of our directors, (ii) each of our executive officers named in the Summary Compensation Table below, (iii) all of our directors and executive officers as a group and
(iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities. Unless otherwise provided, the address of each holder listed under the heading "Common Stock" is c/o Empire Financial Holding Company, 1385 West State Road 434, Longwood, Florida 32750.

                                             AGGREGATE NUMBER      ACQUIRABLE          TOTAL NUMBER        PERCENTAGE
                                                OF SHARES            WITHIN         OF SHARES OF CLASS    OF SHARES OF
                                            BENEFICIALLY OWNED       60 DAYS        BENEFICIALLY OWNED       CLASS
                   NAME                            (A)                 (B)          (COLUMNS (A)+(B))     OUTSTANDING
----------------------------------------    ------------------     ----------       ------------------    ------------
Kevin M. Gagne+.........................            2,118,100                  --          2,118,100         41.78%
Richard L. Goble+/-.....................            2,093,100                  --          2,093,100         41.30%
Henry N. Dreifus........................                   --              10,000             10,000           *
Bradley L. Gordon.......................                   --              10,000             10,000           *
John J. Tsucalas........................                5,500              10,000             10,500           *
Donald A. Wojnowski Jr..................              100,000             200,000            300,000          5.92%
George R. Cupples.......................               10,100                  --             10,100           *
All directors and executive officers as
   a group (7 persons)..................            4,326,800             230,000          4,551,800         89.78%

----------
+ Held by Kevin M. Gagne as trustee of The Gagne First Revocable Trust except for 5,100 shares held by G & G Holdings, Inc.
+/- Held by Richard L. Goble as the trustee of The Goble First Revocable Trust, dated 5/13/1999, except for 5,100 shares held by G & G Holdings, Inc. As of the date hereof, Mr. Goble has not returned to us his Director and Officer Questionnaire. Consequently, we assume for purposes of this table that any additional shares Mr. Goble may have purchased since December 31, 2002 were purchased by The Goble First Revocable Trust, dated 5/13/1999.
*        Represents less than 1% of the outstanding stock of the class.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Our Bylaws provide that the number of directors constituting the Board of Directors shall be no less than two nor more than ten, with the exact number of directors to be fixed from time to time in the manner provided in our Bylaws. Our Bylaws provide that the number of directors shall be fixed from time to time by a majority vote of our shareholders. Each director elected at the annual meeting will serve a one year term.

         The Board has nominated each of Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon and John J. Tsucalas to be elected as a director at the annual meeting. Messrs. Dreifus, Gagne, Gordon and Tsucalas are currently serving as our directors and their terms expire at the Annual Meeting. In addition, Richard
L. Goble is also currently serving as one of our directors whose term expires at the Annual Meeting. The Board has not nominated Mr. Goble for reelection to the Board of Directors at the annual meeting. We expect that our director nominees will be available for election, but if any of them should become unavailable to stand for election at any time before the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

                                    DIRECTORS

         Our director nominees, current directors and/or executive officers and their ages as of September 1, 2003 are as follows:

                       NAME                         AGE                            POSITION
---------------------------------------------      -----     --------------------------------------------------
Kevin M. Gagne...............................        43      Chairman of the Board, Chief Executive Officer and
                                                             Secretary

Henry N. Dreifus ............................        43      Director

Richard L. Goble.............................        42      Director

Bradley L. Gordon ...........................        51      Director

John J. Tsucalas.............................        63      Director

         KEVIN M. GAGNE is our Chairman of the Board, Chief Executive Officer and Secretary. Mr. Gagne is also the President of Empire Financial Group, Inc., which he co-founded in 1990, and the Chief Executive Officer, President and Secretary of Advantage Trading Group, Inc., each one of our wholly-owned subsidiaries. Mr. Gagne was responsible for the creation of our online trading operations and development of our institutional operations.

         HENRY N. DREIFUS has been a Director of ours since June 2003. Mr. Dreifus is the managing director of Dreifus Associates, Limited, a card technology and systems development and integration organization, which he founded in 1991. He is also a founding director of the Smart Card Industry Association and has previously served as a U.S. representative to the International Standards Organization and the American National Standards Institute developing worldwide standards for the Smart Card.

         RICHARD L. GOBLE has been a Director of ours since 1990. From 1990 until May 2003, Mr. Goble was our co-chairman of the board, co-chief executive officer and co-president.

         BRADLEY L. GORDON has been a Director of ours since June 2003. Since April 2000, Mr. Gordon has been the managing member of Concept Acquisitions LLC, an international franchise management and holding company. From September 1997 to April 2000, Mr. Gordon was a director and the chief operating officer of Ultimate Franchise Systems, Inc. In addition, Mr. Gordon has held various executive management positions within various private and public retail and wholesale service companies.

         JOHN J. TSUCALAS became a Director of ours upon completion of our initial public offering in April 2002. Since February 2000, Mr. Tsucalas has been chief executive officer and chief financial officer of Littlefield Adams & Company, a company engaged in the sale of men's apparel. He held these positions on an interim basis from July 1999 to February 2000. Since 1979 Mr. Tsucalas has also operated his own corporate financial services company, John James Tsucalas & Co. He is a chartered financial analyst.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

HOW ARE DIRECTORS COMPENSATED?

         COMPENSATION. Non-affiliated directors receive annual compensation in the amount of (i) $5,000 per year in cash to be paid by the Company quarterly in arrears (pro-rated for partial periods served by any non-affiliate director),
(ii) $500 in cash for attendance at meetings of the Board of Directors and (iii) $250 in cash for attendance at meetings of any committees of the Board of Directors. However, neither affiliated directors nor directors who are also employed by us receive any fee or compensation for their services as directors. All members of the Board of Directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the Board of Directors.

         OPTIONS. Directors are eligible to receive options under our 2000 Stock Option Plan. Additionally, upon a person's election as a non-affiliated director such non-affiliated director is automatically granted an option to purchase 10,000 shares of our common stock, par value $.01 per share, as well as an automatic annual grant of an option to purchase 10,000 shares of such common stock on each anniversary of the date such non-affiliated director was first elected as a director of the Company.

ARE THERE ANY MATERIAL LEGAL PROCEEDINGS TO WHICH A DIRECTOR OR BENEFICIAL OWNER OF MORE THAN FIVE PERCENT OF OUR VOTING SECURITIES IS A PARTY ADVERSE TO US?

         In connection with our termination of Mr. Goble as one of our officers and employees for cause, we instituted litigation against Mr. Goble on May 28, 2003 in the Circuit Court of Seminole County, Florida, and obtained an injunction which prevented Mr. Goble from entering our business premises, from misappropriating any of our confidential information, from soliciting any of our employees to compete against us and from disbursing our funds. Subsequently, the injunction against Mr. Goble was lifted.

         In June 2003, Mr. Goble filed an answer and affirmative defenses, counterclaim and third party complaint, on behalf of himself individually, as trustee of the Goble First Revocable Trust, dated 5/13/1999, and derivatively on our behalf. The counterclaim and third party complaint was filed against us and each of our directors (other than Mr. Goble). In Mr. Goble's counterclaim and third party complaint he is seeking (i) to enjoin us from engaging in any ultra vires acts and to set aside all unauthorized and ultra vires acts committed by us and our Board of Directors, (ii) mandatory injunctive relief reinstating Mr. Goble as one of our officers and employees, (iii) a mandatory injunction requiring the Board of Directors to call and hold a shareholders meeting, (iv) an injunction enjoining Kevin M. Gagne from breaching Mr. Gagne's employment agreement with us, (v) an injunction enjoining the individual directors from breaching their fiduciary duties, (vi) permanent injunctive relief restraining us from violating the provisions of the Florida Whistle Blower Act, (vii) unspecified damages related to violations of the Florida RICO Statute, libel and slander, abuse of process and intentional infliction of emotional distress,
(viii) to dissolve us and appoint a receiver or custodian to manage us, (ix) to declare Mr. Goble's employment agreement, dated December 27, 2001, as null and void and to declare certain restrictive covenants contained in the employment agreement as unenforceable, (x) unpaid wages, including $31,250 for May 2003 and $4,318.13 for reimbursement of out-of-pocket expenses, (xi) reimbursement of his attorneys costs and (xii) such other and further relief the court deems proper. We believe that Mr. Goble's claims are without merit and intend to vigorously contest his claims.

HOW OFTEN DID THE BOARD MEET DURING 2002?

         During 2002, the Board of Directors held nine meetings. During 2002, each director attended more than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has a standing Audit Committee and Compensation Committee. We do not have a nominating committee. Our Board of Directors performs the functions of a nominating committee.

         AUDIT COMMITTEE

         From April 9, 2002 to August 16, 2002, the Audit Committee was composed of Craig Macnab, Gregory M. Misiak and Mr. Tsucalas. From August 16, 2002 to December 6, 2002, the Audit Committee was composed of Messrs. Misiak and Tsucalas. From December 6, 2002 to February 7, 2003, the Audit Committee consisted of Messrs. Misiak and Tsucalas and James J. Schweiger. On February 7, 2003, Messrs. Misiak and Schweiger resigned from the Company's board of directors and all committees thereof due to personal and professional reasons. Effective as of June 19, 2003, Messrs. Dreifus and Gordon were elected to serve as members of the Audit Committee. In the Board of Director's business judgment, we believe Messrs. Dreifus and Gordon meet the definition of an "independent director" under new Securities and Exchange Commission, or SEC, rules and as that term is currently defined in the American Stock Exchange's listing standards described below as well as under pending rule proposals of other stock exchanges and stock quotation systems.

         The Audit Committee held fourteen meetings during 2002. The duties and responsibilities of the Audit Committee include (i) the appointment of our auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all related auditing matters. The Board of Directors adopted a new written charter for the Audit Committee, effective as of August 29, 2003. A copy of the charter is included as Appendix A to our Proxy Statement in connection with this year's Annual Meeting.

         COMPENSATION COMMITTEE

         The Board of Directors created a Compensation Committee, effective as of August 29, 2003. The Compensation Committee consists of Messrs. Dreifus, Gordon and Tsucalas. During 2002, the Compensation Committee did not hold any meetings. The Compensation Committee reviews and approves the compensation of our executive officers and administers our stock option plan.

                          REPORT OF THE AUDIT COMMITTEE

         The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         In accordance with its written charter adopted by our board of directors, the audit committee's role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee presently consists of three members, each of whom has been determined in the Board's business judgment to be "independent" as that term is defined in Section 121(A) of the American Stock Exchange's listing standards. A copy of the audit committee's written charter appears as Appendix A to our Proxy Statement for this year's Annual Meeting. Our board of directors continues to assess the adequacy of the audit committee's charter and expects to adopt further revisions to it in connection with the implementation of new corporate governance standards by the SEC and the American Stock Exchange regarding the responsibilities of the audit committee under the Sarbanes-Oxley Act of 2002.

         Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of our financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those annual financial statements. It is the audit committee's responsibility to monitor and review these processes. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of our employees and it may not be, and may not represent itself to be or serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact "independent."

         Two members of the audit committee, Mr. Gordon and Mr. Dreifus, became members of the audit committee and the board of directors in June 2003, after the financial statements for 2002 were prepared and filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. They have had a limited period of time to familiarize themselves with our accounting and financial reporting principles or policies and our internal controls.

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2002 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2002 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the auditors' judgments as to the quality, not just the acceptability, of our application of GAAP. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the auditors' independence. The audit committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants' independence.

         The audit committee also discussed with management the process used to support certifications by our chief executive officer and director of finance and administration that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

         Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Board served as the audit committee of the Company. Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the audit committee ratified the recommendation of the Board of Directors, which was then acting as the audit committee, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002. The undersigned members of the audit committee have submitted this report to us.

                               THE AUDIT COMMITTEE

            Henry N. Dreifus, Bradley L. Gordon and John J. Tsucalas

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Our executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors. The following sets forth certain information with respect to our executive officers (other than such information regarding Kevin M. Gagne, our Chairman, Chief Executive Officer and Secretary, which was disclosed under "Election of Directors" above):

                   NAME                             AGE                      POSITION
---------------------------------------------     ------           -----------------------------------
Donald A. Wojnowski Jr.......................       43             President

George R. Cupples............................       53             Chief Financial Officer, Controller
                                                                       and Compliance Officer

         DONALD A. WOJNOWSKI JR. has been our President since June 2003. Prior to becoming our President in June 2003, Mr. Wojnowski served as our Vice President of Business Development from December 27, 2000 until February 2003. Prior to his role as Vice President of Business Development, he served as one of our independent brokers as well as the manager of our Cocoa Beach, Florida, branch office from March 1993 through February 2000. From 1987 to March 1993, Mr. Wojnowski was vice president of investments at Dean Witter Reynolds, Inc. Mr. Wojnowski has served as a director of Eckler Industries, Inc. and Smart Choice Automotive Group, Inc., both publicly traded companies.

         GEORGE R. CUPPLES is our Chief Financial Officer and has been our Compliance Officer and Controller since August 1999. From 1990 to 1999, Mr. Cupples worked for the SEC as an examiner of broker dealers for compliance with various federal and National Association of Securities Dealers, or the NASD, rules and regulations. His activities also included reviewing litigation involving broker dealers in enforcement proceedings. From 1982 to 1990, he worked for the NASD examining broker dealers for compliance with net capital requirements, customer protection, sales practices and supervisory procedures.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, the aggregate compensation awarded to, earned by or paid to Kevin
M. Gagne, our Chairman, Chief Executive Officer and Secretary, Donald A. Wojnowski Jr., our President and George R. Cupples, our Chief Financial Officer, Controller and Compliance Officer (collectively, the "named executive officers"). None of our other officers earned compensation in excess of $100,000 during 2002. We did not stock appreciation rights or make any long-term incentive plan payouts during these three fiscal years.

                                                                ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                                     ------------------------------------------    -----------------------------
                                                                                                                      SECURITIES
               NAME AND                                                            OTHER ANNUAL     RESTRICTED        UNDERLYING
           PRINCIPAL POSITION             YEAR         SALARY          BONUS       COMPENSATION    STOCK AWARDS         OPTIONS
-------------------------------------     ----       ---------       ---------     ------------    ------------       ----------
Kevin M. Gagne.......................     2002       $ 358,900           --         $ 365,971*          --                --
  Chairman, Chief  Executive              2001       $ 108,000       $ 200,000      $ 600,000*          --                --
  Officer and Secretary                   2000       $ 302,160           --         $ 700,000*          --                --

Richard L. Goble+....................     2002       $ 358,900           --         $ 432,794++         --                --
                                          2001       $ 108,000       $ 200,000      $ 600,000*          --                --
                                          2000       $ 302,160           --         $ 700,000*          --                --

Donald A. Wojnowski Jr+/-............     2002       $ 103,579           --         $ 471,438**         --              200,000
  President                               2001       $ 132,024           --         $ 106,472**         --                --
                                          2000       $  60,000           --         $ 131,751**         --                --

George R. Cupples....................     2002       $ 126,000           --             --              --               50,000
  Chief Financial Officer, Controller     2001       $ 127,700           --             --              --                --
  and Compliance Officer                  2000       $ 120,200           --             --              --                --

----------

"Bonus" for Messrs. Gagne and Goble consists of a $200,000 bonus earned by each individual for fiscal year 2001, half of which was paid during 2001 and the other half of which was paid during 2002.

++ The "Other Annual Compensation" consists of a distribution to this person as one of our shareholders as payment for the tax liability incurred by such person due to our taxable income for the prior calendar year. However, because we did not meet certain performance objectives estimated for the first quarter of 2002, this person is required to refund us approximately $66,647.

* The "Other Annual Compensation" consists of a distribution to this person as one of our shareholders as payment for the tax liability incurred by such person due to our taxable income for the prior calendar year.

+ Mr. Goble served as our co-chairman of the board, co-chief executive officer and co-president until May 2003. Mr. Goble is currently one of our directors and principal shareholders, but is no longer one of our employees or agents. The Board of Directors did not nominate Mr. Goble for reelection to the Board of Directors.

+/- Mr. Wojnowski served as our Vice President of Business Development from December 27, 2000 to February 5, 2003. In June 2003, Mr. Wojnowski was elected as our President.

** The "Other Annual Compensation" consists of brokerage commissions Mr. Wojnowski earned pursuant to his employment agreement with us.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         On December 27, 2001, we entered into a 48-month employment agreement with Kevin M. Gagne, our Chairman, Chief Executive Officer and Secretary. The employment agreement was amended on June 3, 2003 to reduce Mr. Gagne's base salary from $375,000 per year to $175,000 per year, effective July 1, 2003, for the remaining term of the agreement. In connection with the amendment of the employment agreement, we granted Mr. Gagne options under our 2000 Stock Option Plan (the "Plan") to purchase an aggregate of 100,000 shares of common stock, $.01 par value per share, of the Company.(1) In the event that Mr. Gagne is terminated for any reason other than for (i) cause, (ii) total and permanent disability or (ii) death prior to the end of the agreement's term, Mr. Gagne is entitled to receive his base salary payments for the remaining term of the agreement. During the term of the employment agreement and following the termination of his employment, Mr. Gagne is prohibited from disclosing any confidential information, including without limitation, information regarding our business, the identities of our customers and suppliers, our database information, the prices we pay for inventory and our trade secrets and marketing strategies. In addition, Mr. Gagne must disclose in writing all ideas, inventions, discoveries, devices, machines, apparatuses, methods, compositions, know-how, works, processes and improvements to any thereof relating to our business on the date of his termination that he may conceive, make, develop, invent, author or discover during his employment with us or within one year following the date of his termination. For a period of two years following the termination of his employment, Mr. Gagne is also prohibited from, directly or indirectly, attempting to employ or entering into any contractual arrangement with any employee or former employee of ours unless such former employee has not been employed by us for a period exceeding six months. Further, during his employment with us and for a period of two years following the date of his termination, Mr. Gagne may not, directly or indirectly, engage or participate in any activity for, be employed by, assist or have an equity interest in (other than as a passive investor of no more than 5%) any business or other entity which is or plans to enter the securities brokerage business in the State of Florida or to engage in the securities brokerage business with customers using the Internet.

         Effective June 15, 2003, we entered into a 36-month employment agreement with Donald A. Wojnowski Jr., our President. Upon the expiration of the initial term of the agreement, the term of the agreement shall automatically renew until either party gives the other party 90 days written notice of termination. The employment agreement provides that Mr. Wojnowski's salary shall consist of (i) $150,000 per annum through June 14, 2006 and any renewal period

----------
(1) Mr. Gagne exercised such option to purchase an aggregate of 100,000 shares of common stock, $.01 par value per share, of the Company on September 15, 2003.

thereafter and (ii) a 25% brokerage commission for all production related to Mr. Wojnowski's retail customers and a 13.5% brokerage commission for all production related to his institutional customers. Notwithstanding the foregoing, the maximum amount of brokerage commissions that Mr. Wojnowski shall be entitled to receive during any calendar year (pro rated for partial years) shall be $150,000. Also, in connection with the execution of the employment agreement, we granted Mr. Wojnowski (i) options under the Plan to purchase an aggregate of 325,000 shares of common stock, $.01 par value per share, of the Company at varying exercise prices and (ii) a restricted stock award under the Plan of 100,000 authorized but unissued shares of our common stock, $.01 par value per share, which shall vest in three equal annual installments commencing on June 19, 2004. In the event that Mr. Wojnowski is terminated for any reason other than for (i) cause, (ii) total and permanent disability or (iii) death prior to the end of the agreement's term, Mr. Wojnowski is entitled to receive his base salary payments for the remaining term of the agreement. During the term of the employment agreement and following the termination of his employment, Mr. Wojnowski is prohibited from disclosing any confidential information, including without limitation, information regarding our business, the identities of our customers and suppliers and our database information, the prices we pay for inventory, our trade secrets and marketing strategies. In addition, Mr. Wojnowski must disclose in writing all ideas, inventions, discoveries, devices, machines, apparatuses, methods, compositions, know-how, works, processes and improvements to any thereof relating to our business on the date of his termination that he may conceive, make, develop, invent, author or discover during his employment with us or within one year following the date of his termination. For a period of three years following the termination of his employment, Mr. Wojnowski is also prohibited from, directly or indirectly, attempting to employ or entering into any contractual arrangement with any employee or former employee of ours unless such former employee has not been employed by us for a period exceeding six months. Further, during his employment with us and for a period of three years following the date of his termination, Mr. Wojnowski may not, directly or indirectly, engage or participate in any activity for, be employed by, assist or have an equity interest in (other than as a passive investor of no more than 5%) any business or other entity which is or plans to enter the securities brokerage business in the State of Florida or to engage in the securities brokerage business with customers using the Internet.

PROPOSAL 2-- ADOPTION OF AMENDMENT AND RESTATEMENT TO OUR 2000 STOCK OPTION PLAN

BACKGROUND AND PURPOSE

        We have in effect the Empire Financial Holding Company 2000 Stock Option Plan (the "Plan"), which was adopted by our board of directors on February 17, 2000 and ratified by our shareholders. The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide management services and upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership in us by these persons. The original terms of the Plan provided for the granting of both incentive stock options and non-qualified stock options.

         Shareholder approval of the amendment and restatement of the Plan is required

                  o for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, which are further described below;

                  o in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act; and

                  o        by the rules of the American Stock Exchange.

SUMMARY OF PROPOSED PLAN CHANGES

         On June 19, 2003, our board of directors approved an amendment to and restatement of the Plan and recommended that it be submitted to our shareholders for their approval at the annual meeting. In addition, effective as of September 26, 2003, our board of directors approved an additional amendment to and restatement of the Plan and recommended that it be submitted to our shareholders for their approval at the annual meeting. The Plan has been amended to

                  o change the name of the Plan to "Empire Financial Holding Company 2000 Incentive Compensation Plan;"

                  o increase the maximum number of shares eligible for grant under the Plan from 1,000,000 to 2,000,000;

                  o provide for a limitation on the maximum amount of shares that may be subject to awards under the Plan granted to any one individual per year to 750,000; and

                  o provide for additional types of awards to be granted under the Plan, including without limitation, restricted stock and stock appreciation rights.

         The original effective date of the Plan is February 17, 2000, and the effective date of the Plan, as amended and restated, is as of September 26, 2003. As of this date, (i) options to purchase 685,700 shares of our common stock had been granted under the Plan, including options to purchase shares of our common stock that have been cancelled in accordance with the terms of the Plan, (ii) restricted stock awards granting 180,200 shares of our common stock had been granted under the Plan and (iii) zero stock appreciation rights.

REASONS FOR CHANGES TO THE PLAN

         Although certain types of awards to be authorized under the Plan upon approval by our shareholders of this proposal are similar to those under the Plan as it is currently in effect, the board determined that the proposed amendments to the Plan were necessary to broaden the types awards that may be granted under the Plan.

SUMMARY OF OUR 2000 STOCK OPTION PLAN, AS AMENDED

         The following is a summary of certain principal features of the Plan as amended and restated. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Appendix B. Shareholders are urged to read the actual text of the Plan in its entirety.

     SHARES AVAILABLE FOR AWARDS; ANNUAL PER-PERSON LIMITATIONS.

         Under the Plan, the total number of shares of our common stock that may be subject to the granting of awards under the Plan at any time during the term of the Plan is equal to 2,000,000 shares, subject to adjustments in certain circumstances, plus the number of shares that are surrendered in payment of any awards or any tax withholding requirements. The Plan limits the number of shares which may be issued pursuant to incentive stock options to 2,000,000 shares. In addition, the Plan limits the maximum amount of shares that may be subject to awards under the Plan granted to any one individual per year to 750,000 shares.

         The committee that administers the Plan is authorized to adjust the limitations described above and is authorized to adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that a dividend or other distribution, whether in cash, shares of our common stock or other property, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

     ELIGIBILITY.

         The persons eligible to receive awards under the Plan are officers, directors, employees and independent consultants or advisors of us and our subsidiaries. As of September 1, 2003, approximately 190 persons were eligible to participate in the Plan.

     ADMINISTRATION.

         The Plan is to be administered by our board of directors or if so designated by the board, a committee consisting of not less than two directors, each member of which must be a "non-employee director" as defined under Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the board may exercise any power or authority granted to the committee. Subject to the terms of the Plan, the committee or the board is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or settleable, including performance conditions that may be required as a condition thereof, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. As per its authority under the Plan, the committee has authorized management to issue up to 20,000 options per eligible person per fiscal year without the committee's approval.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

         The board or the committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights or SARs entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the board or the committee, but in the case of an ISO, must not be less than the fair market value of a share of our common stock on the date of grant; provided, that the price per share of an ISO granted to an employee who at the time of grant owns more than 10% of our total combined voting stock or of any of our subsidiaries, as the case may be, cannot be less than 110% of the fair market value of a share of our common stock on the date of grant. For purposes of the Plan, the term "fair market value" means the fair market value of our common stock, awards or other property as determined by the committee or the board or under procedures established by the committee or the board. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the committee or the board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or with the consent of the board or committee, shares of our common stock or a promissory note payable to us and outstanding awards or other property having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of the SARs are determined by the committee or the board.

     RESTRICTED STOCK.

         The committee or the board is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee or the board. A participant granted restricted stock generally has all of the rights of our shareholders, unless otherwise determined by the committee or the board.

     OTHER TERMS OF AWARDS.

         The committee or the board may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld, or previously acquired shares of our common stock or other property be surrendered by the participant, to satisfy withholding and other tax obligations.

         Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the committee or the board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

         Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, as distinguished from the exercise, except to the extent required by law. The committee or the board may, however, grant awards in exchange for other awards under the Plan, awards under any other of our plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

     AMENDMENT AND TERMINATION.

         The board of directors may amend, alter, suspend, discontinue or terminate the Plan or the committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Therefore, shareholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board, the Plan will terminate at such time as no shares of our common stock remain available for issuance under the Plan and we have no further rights or obligations with respect to outstanding awards under the Plan.

     FEDERAL INCOME TAX CONSEQUENCES OF AWARDS.

         The Plan is not qualified under the provisions of section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of our common stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

         If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. However, the optionee will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate is issued for the number of shares equal to the number of shares delivered upon exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

         We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

         Incentive Stock Options. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised, a time period referred to as the "Required Holding Period," the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

         If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period, which is a "Disqualifying Disposition," the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An optionee who exercises an incentive stock option by delivering shares of our common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option without the imposition of current income tax. Pyramiding is the exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share of our common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

         We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

         Stock awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Plan, for example, if the employee is required to work for a period of time in order to have the right to sell the stock, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within thirty (30) days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

         The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

         Stock Appreciation Rights. Under the Plan, we may grant SARs separate from any other award, known as "Stand-Alone SARs," or in tandem with options, known as "Tandem SARs." Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

         With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of our common stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of our common stock on the day it is received over any amounts paid by the recipient for shares of our common stock.

         With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of common stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option, i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of our common stock over the exercise price.

         In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. However, upon the exercise of either a Stand-Alone SAR or a Tandem SAR, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

         Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with options, will qualify as such "performance-based compensation," so that options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the Plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

         Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of our common stock acquired as a result of an award.

BENEFITS UNDER THE PLAN

         The following table sets forth (i) the number of shares of our common stock subject to stock options granted under the Plan to the listed persons and groups during 2002 and (ii) the average per share exercise price of such options:

                                                                       NUMBER OF         AVERAGE
                                                                     OPTION SHARES   EXERCISE PRICE
NAME AND POSITION                                                      GRANTED(1)       PER SHARE
------------------------------------------------------------------   -------------   ---------------
Kevin M. Gagne, Chairman, Chief Executive Officer and Secretary...        --                --
Donald A. Wojnowski Jr., President................................      200,000           $ 6.00
George R. Cupples, Chief Financial Officer, Controller and
Compliance Officer................................................       50,000           $ 6.00
All current executive officers as a group (3 persons).............      250,000           $ 6.00
All current directors who are not executive officers (1 person)...                        $ 6.00
                                                                         20,000
All employees, other than current executive officers
(approximately 185 persons).......................................      398,100           $ 6.00

----------
(1)      Includes option shares granted that have been exercised or cancelled.

         The following table provides information as of December 31, 2002 with respect to compensation plans, including individual compensation arrangements, under which our common stock is authorized for issuance. The following table provides information only with respect to our Plan.

                                                                EQUITY COMPENSATION PLAN INFORMATION
                                             ----------------------------------------------------------------------------
                                                                                                NUMBER OF SECURITIES
                                             NUMBER OF SECURITIES                              REMAINING AVAILABLE FOR
                                              TO BE ISSUED UPON        WEIGHTED-AVERAGE     FUTURE ISSUANCE UNDER EQUITY
                                                 EXERCISE OF          EXERCISE PRICE OF          COMPENSATION PLANS
                                             OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
              PLAN CATEGORY                  WARRANTS AND RIGHTS     WARRANTS AND RIGHTS       REFLECTED IN COLUMN (A)
------------------------------------         --------------------    --------------------   -----------------------------
                                                     (A)                     (B)                         (C)
Equity compensation plans approved
   by security holders..............               648,100                  $ 6.00                     351,900
Equity compensation plans not                         --                      --                         --
   approved by security holders.....
    Total...........................               648,100                  $ 6.00                    2,000,000

         The board believes that awards granted under the Plan, as amended, will be awarded primarily to those persons who possess a capacity to contribute significantly to our successful performance. Therefore, it cannot be determined at this time what grants, if any, will be made to any person or group of persons under the Plan if the amendment to our Plan is approved by our shareholders.

         VOTE REQUIRED. The amendment and restatement of our Plan will be decided by an affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting by the holders of the outstanding shares of our common stock (one vote per share).

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF OUR 2000 STOCK OPTION PLAN.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The table below sets forth the following information with respect to options granted to the named executive officers during 2002:

         o the number of shares of common stock underlying options granted during the year;

         o the percentage that such options represent of all options granted to employees during the year;

         o        the exercise price; and

         o        the expiration date.

                                                                 INDIVIDUAL GRANTS
                                             --------------------------------------------------------  -----------------------------
                                                              PERCENT OF                               POTENTIAL REALIZABLE VALUE AT
                                                                TOTAL                                     ASSUMED ANNUAL RATES OF
                                               NUMBER OF       OPTIONS/                                 STOCK PRICE APPRECIATION FOR
                                              SECURITIES         SARS                                           OPTION TERM+
                                              UNDERLYING      GRANTED TO                               -----------------------------
                                             OPTIONS/SARS    EMPLOYEES IN     EXERCISE     EXPIRATION
             NAME                               GRANTED      FISCAL YEAR    PRICE ($/SH)      DATE           5%           10%
----------------------------------------     ------------    ------------   ------------   ----------      ---------   -----------
Kevin M. Gagne..........................          --              --              --            --            --            --
    Chairman, Chief Executive Officer
    and Secretary
Donald A. Wojnowski Jr..................        200,000*        34.8%           $6.00       5/30/2012      $ 754,674   $ 1,912,491
    President
George. R. Cupples......................        50,000*          8.7%           $6.00       5/30/2012      $ 188,668   $   478,123
    Chief Financial Officer / Compliance

----------

+ Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise. Therefore, the value realized may not be equal to or near the potential realizable value as calculated in this table.

* The Board approved a plan pursuant to which certain employees, officers and other individuals were offered the opportunity to exchange certain stock options ("IPO Options") granted in connection with our initial public offering for restricted stock awards to be issued under our Amended and Restated 2000 Incentive Compensation Plan at an exchange ratio equal to ten IPO Options for two restricted stock awards. As of the date of this proxy statement, all IPO Options, including, without limitation, the options granted to Messrs. Wojnowski and Cupples, have been exchanged except for stock options to purchase an aggregate of approximately 500 shares of our common stock.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning unexercised stock options held by our named executive officers as of December 31, 2002. No stock options were exercised by the named executive officers during 2002. No stock appreciation rights have been granted or are outstanding.

                                                        NUMBER OF SECURITIES UNDERLYING
                                    SHARES               UNEXERCISED OPTIONS AT FY-END     VALUE OF UNEXERCISED IN-THE-
                                   ACQUIRED                      DECEMBER 31, 2002            MONEY OPTIONS AT FY-END(1)
                                      ON       VALUE    -------------------------------    ------------------------------
NAME                               EXERCISE   REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-------------------------------    --------   --------     -----------    -------------    -----------      -------------
Kevin M. Gagne.................       --         $ 0            --             --             (2)               (2)
Donald A. Wojnowski Jr.........       --         $ 0         100,000        100,000           (2)               (2)
George R. Cupples..............       --         $ 0            --           50,000           (2)               (2)

----------
(1) The closing price of the common stock as reported on the American Stock Exchange on December 31, 2002, the last trading day for such year, was $0.92.
(2) The option exercise prices exceed $0.92 and accordingly, such options are not "in-the-money."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We lease the facilities where our principal offices are located from G & G Holdings, Inc., a corporation co-owned by Mr. Gagne, our Chairmen of the Board, Chief Executive Officer, Secretary and principal shareholder, as well as Mr. Goble, one of our directors and principal shareholders. The lease expires on May 31, 2009 and provides for average rent of approximately $23,000 per month, plus sales and property taxes.

         Prior to our initial public offering in April 2002, we acquired all of the outstanding capital stock of each of Advantage Trading Group, Inc., Empire Financial Group, Inc. and Empire Investment Advisors, Inc. from Messrs. Gagne and Goble in exchange for a total of 4,000,000 shares of our common stock, $.01 par value per share, issued in equal amounts to Messrs. Gagne and Goble.

         From time to time we paid dividends to our existing shareholders, Messrs. Gagne and Goble. During 2000, 2001 and 2002 we paid dividends to Messrs. Gagne and Goble in the amounts of $2,646,986, $1,942,150 and $865,941, respectively. Prior to our initial public offering in April 2002, we were an S-corporation for federal and state tax purposes and our taxable income was a direct liability of our shareholders. In order to assist Messrs. Gagne and Goble in the payment of their estimated income tax liability relating to our 2001 taxable income prior to the initial public offering, in April and October 2002 we distributed to Messrs. Gagne and Goble a total of $732,294 equaling approximately 39.1% of our taxable income from January 1, 2001 through December 31, 2001. In addition, we made a partial distribution of $133,647 in October 2002.

                                PERFORMANCE GRAPH

         The following graph presents our total return to our stockholders for the period April 9, 2002 to December 31, 2002. Our common stock is compared to stocks traded on the American Stock Exchange and a peer group. Our peer group of companies were those companies with a Standard Industrial Classification, or SIC, number between 6200 and 6299 over the same period. Companies with an SIC number between 6200 and 6299 are generally security and commodities brokers, dealers, exchanges and flotation companies. The information contained in this graph is not necessarily indicative of our future performance.

              COMPARISON OF 2002 CUMULATIVE TOTAL RETURNS (LOSSES)
               (Produced on 9/24/03 including data until 12/31/02)

Center for Research in Security Prices Total Returns Index for:     April 2002(1)  June 2002(2)  Dec. 2002(3)
----------------------------------------------------------------    ----------     ---------     ---------
Empire Financial Holding Company                                       $ 100.00      $ 74.80       $ 17.20
AMEX Stock Market (US Companies)                                       $ 100.00      $ 90.40       $ 81.90
AMEX Stocks (SIC 6200-6299 US Companies)                               $ 100.00      $ 92.00       $ 85.50

----------
(1)      Assumes $100.00 invested at the close of trading on April 9, 2002.
(2) Value of the $100.00 initially invested at the close of trading on April 9, 2002 as of June 2002.
(3) Value of the $100.00 initially invested at the close of trading on April 9, 2002 as of December 2002.

Notes:
------
o The lines represent monthly index levels derived from compounded daily returns that include all dividends.
o The indexes are re-weighted daily, using the market capitalization on the previous trading day.
o If the monthly interval, based on the fiscal year-end, is not a trading day, the previous trading date is used.
o SIC 6200-6299 = Security and commodities brokers, dealers, exchanges, and flotation companies, among others.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written or oral representations that no other reports were required for such persons, our officers, directors and greater than 10% beneficial owners are in compliance with all applicable Section 16(a) filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Sweeney, Gates & Co. has served as our independent public accountants since 1999. We do not anticipate that a representatives of Sweeney, Gates & Co. will be present at the Annual Meeting.

                      FEES PAID TO OUR INDEPENDENT AUDITORS

         The rules of the SEC require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal year ended December 31, 2002.

AUDIT FEES

         The aggregate fees billed by Sweeney, Gates & Co. for professional services rendered relating to our registration statement and comfort letter, the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal year were approximately $237,808.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Sweeney, Gates & Co. did not bill us for or render any information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

ALL OTHER FEES

         The aggregate fees billed by Sweeney, Gates & Co. for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2002 were approximately $9,285.

                                 OTHER BUSINESS

         We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS

         Shareholders interested in presenting a proposal for consideration at our 2004 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than February 28, 2004.

         After the February 28, 2004 deadline, a shareholder may present a proposal at our 2004 annual meeting of shareholders if it is submitted to our

Secretary at the address below, but we are not obligated to present the matter in our proxy materials. If the proposal is submitted after August 21, 2004, the Company's proxies will have discretionary authority to vote on such proposal.

         Our 2004 annual meeting of shareholders is expected to be held no later than October 30, 2004. If the date of next year's annual meeting is changed by more than 30 days from October 30, 2004, then any proposal must be received not later than ten days after disclosure of the meeting date is made if such proposal is to be included in our proxy materials.

         Any shareholder proposals should be addressed to Donald A. Wojnowski Jr., President of Empire Financial Holding Company, at 1385 West State Road 434, Longwood, Florida 32750.

                                                     /s/ Kevin M. Gagne

                                                     Kevin M. Gagne
                                                     Chairman of the Board,
                                                     Chief Executive Officer
                                                     and Secretary

Longwood, Florida
October 7, 2003

                                                                      APPENDIX A
                                                                      ----------

                        EMPIRE FINANCIAL HOLDING COMPANY
                             AUDIT COMMITTEE CHARTER

ORGANIZATION
------------

         The Audit Committee (the "Committee") shall be composed of at least three directors, each of whom is determined by the Board of Directors (the "Board") of Empire Financial Holding Company, a Florida corporation (the "Company"), to meet the independence requirements of the American Stock Exchange LLC (the "AMEX") and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). Each member of the Committee shall report to and serve at the pleasure of the Board.

         Each Committee member shall also be financially literate as this qualification is interpreted by the Board, or become financially literate within a reasonable time after appointment to the Committee, and at least one member of the Committee shall be a "financial expert" as determined by the Board pursuant to the requirements of the Sarbanes-Oxley Act and applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"). In determining financial expertise, the Board may consider factors set forth in the AMEX rules, applicable SEC rules and regulations and the Sarbanes-Oxley Act, including, without limitation, past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities.

         One member of the Committee will be appointed by the Company's Board as Chairperson and will be responsible for the scheduling of regular and special meetings and the function of the Committee. The Chairperson must have accounting or related financial management expertise.

STATEMENT OF POLICY
-------------------

         The Committee shall:

         1. provide assistance to the Board in fulfilling its oversight of the corporate accounting and reporting practices of the Company, the Company's compliance with legal and regulatory requirements, the performance of the Company's internal audit function and independent auditors and the integrity of the financial reports and related independent audits of the Company;

         2.       select the independent auditors;

         3. evaluate the qualifications and independence of the independent auditors;

         4. prepare the report the SEC requires be included in the Company's annual proxy statement; and

         5. provide assistance to the Board and management of the Company in preparing any additional disclosure the SEC may require in the Company's annual report on Form 10-K regarding audit and other accounting services and fees and the Committee's pre-approval policies and procedures as well as any other disclosure the SEC may require regarding the Company's relationship with its independent auditors and internal control structure and procedures for financial reporting.

In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Board, the independent auditors, the internal auditors and the financial management personnel of the Company.

COMPENSATION
------------

         No member of the Committee shall receive compensation other than (1) director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned upon continued or future service to the Company.

AUDIT COMMITTEE CHARTER

RESPONSIBILITIES
----------------

         In carrying out its responsibilities, the Committee's policies and procedures should remain flexible in order to best react to changing conditions and to provide oversight to the Board and shareholders to help ensure that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out proper audits and reviews, including, without limitation, audits of the Company's annual financial statements and reviews of the quarterly financial statements prior to the filing of each quarterly report on Form 10-Q. In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, it is not the duty or responsibility of the Committee to conduct "field work" or other types of auditing or accounting reviews or procedures, or to set audit or independence standards, and each member of the Committee shall be entitled to rely on:

         1. the integrity and skill of those persons and organizations within and outside the Company from which it receives information; and

         2. the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

         In carrying out the Committee's responsibilities as set forth herein, the Committee will:

         1. Review and have sole authority to select independent auditors to audit the financial statements of the Company and its subsidiaries and, when appropriate in its judgment, have sole authority to terminate and replace the independent auditors. Such independent auditors shall be ultimately accountable to the Board and the Committee as representatives of the shareholders and shall report directly to the Committee. Audit and non-audit related fees will be reviewed and set by the Committee which shall have sole authority to negotiate and approve such fees. The Committee shall also have sole authority to approve any significant non-audit engagement with the independent auditors other than "prohibited non-auditing services" as may be specified in the Sarbanes-Oxley Act or the applicable rules and regulations of the SEC. In fulfilling its role of selecting and terminating independent auditors and reviewing fees and non-audit engagements, the Committee may receive the input of management but may not delegate such responsibilities to management.

         2. Require that the independent auditors annually provide a formal written statement delineating all relationships between the independent auditors and the Company, consistent with the Independence Standards Board, Standard No. 1 (it being understood that the independent auditors are responsible for the accuracy and completeness of the statement). The Committee shall be responsible for actively engaging in a dialogue with the independent auditors and recommending action to the Board as appropriate with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors.

         3. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

                  (a) at least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm's internal quality-control procedures;
                           (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditing firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues; and
                           (iii) the auditor's independence and all relationships between the independent auditor and the Company, so that the Committee may assess the same;

AUDIT COMMITTEE CHARTER

                  (b) ensure the rotation of the lead audit partner at least every five years and consider whether there should be regular rotation of the audit firm itself;

                  (c) confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit has not performed audit services for the Company in each of the five previous fiscal years of the Company;

                  (d) confirm with any independent auditor retained to provide audit services for any fiscal year that at no point during the audit and professional engagement period any partner, principal or shareholder who is a member of the audit engagement team earned or received compensation based on the performance of, or procuring of, engagements with the Company to provide any products or services other than audit, review or attest services; and

                  (e) take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function).

         4. Meet with the independent auditors and financial management personnel of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and at the conclusion of such audit review any comments or recommendations of the independent auditors.

         5. Review separately, at least quarterly, with the independent auditors, the Company's internal auditors and the Company's management and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

         6. Discuss Company guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

         7. Review the internal audit function of the Company including its independence, responsibilities, budget and staffing, the proposed audit plans for the coming year, the coordination of such plans with the independent auditors and periodically receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

         8. Discuss matters identified during the independent auditors' review of interim financial information with the independent auditors and management prior to the filing of the Company's quarterly report on Form 10-Q.

         9. Review, prior to dissemination, the financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", to be included in the annual report on Form 10-K and quarterly report on Form 10-Q with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

         10. Discuss generally with management earnings press releases and financial information and earnings guidance, including discussion of the types of information to be disclosed and the type of presentations to be made.

         11. Discuss with the independent auditors and the Company's financial management personnel, the independent auditors' judgments about the quality of the Company's accounting principles as applied in its financial reporting and significant judgments affecting the financial statements. The discussion should include such matters as the consistency of

AUDIT COMMITTEE CHARTER

                  application of accounting policies and the clarity and completeness of the Company's accounting information contained in the financial statements and related disclosures.

         12. Prepare all reports of this Committee required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulation of the SEC, and provide assistance to the Board and management in preparing any additional disclosure the SEC may require in the Company's annual report on Form 10-K regarding audit and other accounting services and fees and the Committee's pre-approval policies and procedures as well as any other disclosure the SEC may require regarding the Company's relationship with its independent auditors and internal control structure and procedures for financial reporting.

         13. Meet with the internal auditors and independent auditors without members of management present. Among the items to be discussed during these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel as well as the cooperation that the independent auditors received during the course of the audit.

         14. Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the Committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditors' activities or on access to requested information and any significant disagreements with management and (b) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (a) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (b) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (c) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

         15. Discuss periodically significant Committee matters with the full Board. In this regard, the Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

         16. Set Company policies consistent with the applicable AMEX and SEC rules and regulations for the hiring of employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person serving in an equivalent position with the Company was previously employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

         17. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding the accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         18. Investigate any matter brought to the Committee's attention within the scope of its duties with the power to retain outside counsel, independent auditors or other advisors for the purpose of further investigation if, in its judgment, that is appropriate.

         19. Review and reassess the adequacy of this Charter on an annual basis.

AUDIT COMMITTEE CHARTER

ANNUAL PERFORMANCE EVALUATION
-----------------------------

         Members of the Company's Board who are not members of the Committee shall prepare an Annual Performance Evaluation of the Committee, including reviewing the compliance of the Committee with this Charter, for review and discussion with the Committee. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Annual Performance Evaluation shall be conducted in such manner as those conducting the Annual Performance Evaluation deem appropriate.

MEETINGS
--------

         The Committee will hold meetings as and when the Committee deems appropriate, provided that the Committee must hold meetings at least quarterly. Officers of the Company may attend any meeting of the Committee except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee.

MINUTES AND REPORTS
-------------------

         Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee will report to the Board from time to time or whenever so requested by the Board.

RESOURCES AND AUTHORITY
-----------------------

         The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

LIMITATION OF AUDIT COMMITTEE'S ROLE
------------------------------------

         With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff as well as the independent auditors, have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and any applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with all applicable laws, regulations and the Company's internal policies and procedures.

Dated: August 29, 2003

                                                                      APPENDIX B
                                                                      ----------

                        EMPIRE FINANCIAL HOLDING COMPANY
                              AMENDED AND RESTATED
                        2000 INCENTIVE COMPENSATION PLAN

         1. DEFINITIONS: As used herein, the following definitions shall apply:

                  (a) "Administrator" shall mean the Board of Directors or the Committee if the Board of Directors, in its sole discretion, designates the Committee to administer the Plan.

                  (b) "Board of Directors" shall mean the Board of Directors of the Corporation.

                  (c) "Committee" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

                  (d) "Corporation" shall mean Empire Financial Holding Company, a Florida corporation, or any successor thereof.

                  (e) "Director" shall mean a member of the Board of Directors or a member of the board of directors of any Related Entity.

                  (f) "Discretion" shall mean in the sole discretion of the Administrator, with no requirement whatsoever that the Administrator follow past practices, act in a manner consistent with past practices, or treat a key employee, consultant or advisor in a manner consistent with the treatment afforded other key employees, consultants or advisors with respect to the Plan.

                  (g) "Eligible Participant" shall mean an employee of the Corporation or any Related Entity, Director (including, without limitation, an Outside Director), Officer, or consultant or advisor of the Corporation; provided, however, that any such consultant or advisor must be a natural person who has provided bona fide services to the Corporation and such services are not in connection with the offer or sale of securities in a capital raising transaction and do no directly or indirectly promote or maintain a market for the Corporation's securities.

                  (h) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code; provided, however, that Incentive Options may only be granted to persons who are employees of the Corporation or of a subsidiary corporation in which the Corporation owns, directly or indirectly, 50% or more of the combined voting power of all classes of stock of the subsidiary corporation. The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

                  (i) "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

                  (j) "Officer" shall mean the Corporation's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Corporation in charge of a principal business unit, division or function (such as

AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

         sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Corporation. Officers of Related Entities shall be deemed Officers of the Corporation if they perform such policy-making functions for the Corporation. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Corporation identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

                  (k) "Outside Director" shall mean a member of the Board of Directors who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  (l) "Participant" shall mean any Eligible Participant who is designated by the Administrator under Paragraph 6 to participate in the Plan.

                  (m) "Plan" shall mean this Empire Financial Holding Company 2000 Incentive Compensation Plan.

                  (n) "Related Entity" shall mean any Subsidiary, and any business, corporation, partnership, limited liability company or other entity in which the Corporation and its Subsidiaries now owns or hereafter acquires equity interests possessing 50% or more of the total combined voting power, directly or indirectly.

                  (o) "Restricted stock award" shall mean a grant of Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Administrator, as provided in Paragraph 18.

                  (p) "Stock appreciation right" shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

                  (q) "Subsidiary" shall mean any corporation or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("Stock") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

         2. PURPOSE OF PLAN: The purpose of the Plan is to provide Eligible Participants with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of Eligible Participants with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining employees, consultants and advisors of exceptional ability.

         3. ADMINISTRATION: The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall determine, from among the Eligible Participants, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Administrator is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Administrator shall, unless otherwise determined by the Board of Directors in cases where the Committee is the Administrator, be final and conclusive. A majority of the Administrator shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Administrator, shall be the acts of the Administrator.

AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

         4. INDEMNIFICATION OF THE BOARD OF DIRECTORS AND COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Board of Directors and the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

         5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN; MAXIMUM PER PERSON AWARD
LIMIT: The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 2,000,000 shares in the aggregate of Common Stock of the Corporation. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights, or the award of restricted stock, under the Plan, unless the Plan shall have been terminated.

         The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Administrator, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

         Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of awards granted to any one Participant may not exceed Seven Hundred and Fifty Thousand (750,000), subject to adjustment as provided in Section 8 hereof.

         6. PARTICIPANTS: The Administrator shall determine and designate from time to time, in its Discretion, from among the Eligible Participants, those persons who shall receive stock options, stock appreciation rights, or restricted stock who, in the judgment of the Administrator, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted only to persons who are employees of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii) the Subsidiary is a corporation. For the purposes of the Plan, eligible employees who may receive Incentive Options shall include Officers and Directors who are also employees of the Corporation or any Subsidiary.

         7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Administrator. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Administrator, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

         8. ALLOTMENT OF SHARES: Subject to the terms of the Plan, the Administrator shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which a Participant may be awarded.

         9. STOCK OPTIONS: Subject to the terms of the Plan, the Administrator, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

         10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph, at the time any stock option is granted, the Administrator, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Administrator. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5.

         11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Administrator, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation in a form acceptable to the Administrator, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Administrator, also consist of a cash down payment and delivery of such promissory note in the amount of the unpaid exercise price. In the Discretion of and subject to such conditions as may be established by the Administrator, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. Such payment may also be made in such other manner as the Administrator determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

         12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Administrator may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

                  (a) the stock appreciation right will expire no later than the Incentive Option;

                  (b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

                  (c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

                  (d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

                  (e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

         Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Administrator if provided in the Corporation-Participant Agreement, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Administrator, in cash or in shares of Common Stock of the Corporation or any combination thereof.

         13. GRANTING AND EXERCISING OF STOCK OPTIONS AND STOCK APPRECIATION
RIGHTS: Subject to the provisions of this Paragraph, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Administrator at the time of the grants; provided, however, no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. In addition, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) shall not exceed $100,000.

         A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Administrator may prescribe, accompanied, in the case of a stock option, by (i) payment for the shares with respect to which the stock option is exercised in accordance with Paragraph 11, or (ii) in the Discretion of the Administrator, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 17 or as provided in any applicable Corporation-Participant Agreement, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee or consultant of the Corporation or a Subsidiary.

         Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

         14. NON-TRANSFERABILITY OF INCENTIVE STOCK OPTIONS: No Incentive Stock Option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and Incentive Stock Options shall be exercisable, during the lifetime of the Participant, only by the Participant.

         15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five years after the date of granting thereof.

         16. CONTINUATION OF EMPLOYMENT: The Administrator may require, in its Discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the

AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary as an employee, consultant or advisor for a designed minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Administrator.

         17. TERMINATION OF EMPLOYMENT: If the employment or consultancy of a Participant by the Corporation or a Subsidiary shall terminate, the Administrator may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, unless the Administrator in its Discretion determine otherwise, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment or consultancy to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The period of time, if any, a Participant shall have to exercise stock options or stock appreciation rights upon termination of employment or consultancy shall be set forth in the Corporation-Participant Agreement, subject to extension of such time period by the Administrator in its Discretion.

         18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Administrator may award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Administrator):

                  (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than three months and no greater than five years. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

                  (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

                  (c) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates for any reason (voluntary or involuntary, and with or without cause) other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation. In the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, however, the Administrator may, in its Discretion, release some or all of the shares from the restrictions.

                  (d) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Administrator.

                  (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Administrator, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

                  (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

         In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares shall, unless otherwise determined by the Administrator, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

         19. INVESTMENT PURPOSE: If the Administrator in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted stock) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Administrator, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

         20. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Administrator hereunder, shall confer upon any Participant any right with respect to continuation of employment as an employee, consultant or advisor of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

         21. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Administrator's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Administrator may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Administrator may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 to the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act. The Administrator may make such other arrangements with respect to income tax withholding as it shall determine.

         22. EFFECTIVENESS OF PLAN: The Plan is effective as of February 17, 2000 and has been approved by the Board of Directors and the shareholders of the Corporation. Stock options, stock appreciation rights and restricted stock may

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AMENDED AND RESTATED 2000 INCENTIVE COMPENSATION PLAN

be granted or awarded prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.

         23. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

         For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time, however, no such amendment or revision will, without the consent of the holder thereof, change the stock option price (other than anti-dilution adjustment) or alter or impair any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Plan.

         This Plan was originally approved by the Board of Directors and shareholders of the Corporation effective as of February 17, 2000 and was amended and restated in its entirety effective as of June 19, 2003 and has been subsequently amended and restated in its entirety effective as of September 26, 2003.

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                        EMPIRE FINANCIAL HOLDING COMPANY
               ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 30, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a shareholder of EMPIRE FINANCIAL HOLDING COMPANY (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mr. Kevin M. Gagne and Mr. Donald A. Wojnowski Jr., or either of them, proxies with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at the offices of Greenberg Traurig, P.A. located at 450 South Orange Avenue, Suite 650, Orlando, Florida 32801, on October 30, 2003 at 10:00 a.m., Orlando, Florida time, or at any adjournment or postponement thereof, and there to vote, as designated below, all shares of common stock, $.01 par value per share ("Common Stock"), of the Company, which the undersigned would be entitled to vote if personally present at said meeting, all as described in the Proxy Statement dated October 7, 2003, receipt of which, together with the Annual Report to Shareholders is hereby acknowledged, as follows:

1.       ELECTION OF DIRECTORS BY THE HOLDERS OF THE COMMON STOCK.

         [ ] FOR the nominees listed below:

         Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon, John J. Tsucalas

         [ ] WITHHOLD AUTHORITY to vote for all of the nominees listed above.

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

         -----------------------------------------------------------------------

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2.       TO AMEND AND RESTATE THE COMPANY'S 2000 STOCK OPTION PLAN.

         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. IN THEIR DISCRETION, SAID PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST "FOR" ITEMS 1 AND 2.

                                             DATED:  _____________________, 2003

                                             ___________________________________
                                             (Signature)

                                             ___________________________________
                                            (Signature if held jointly)